Exhibit 32

CERTIFICATION
Pursuant to 18 U.S.C. 1350 as adopted by Section 906 of the Sarbanes-Oxley Act of 2002

     Each of the undersigned, Alan J. Lacy, Chairman of the Board of Directors, President and Chief Executive Officer of Sears, Roebuck and Co. (the “Company”) and Glenn R. Richter, Executive Vice President and Chief Financial Officer of the Company, has executed this certification in connection with the filing with the Securities and Exchange Commission of an amendment to the Company’s annual report on Form 10-K for the fiscal year ended January 3, 2004 (the “Report”).

     Each of the undersigned hereby certifies that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

February 15, 2005

/s/Alan J. Lacy

Alan J. Lacy
Chairman of the Board of Directors,
President and Chief Executive Officer

/s/Glenn R. Richter

Glenn R. Richter
Executive Vice President
and Chief Financial Officer